Exhibit 3.107

          I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OHI ASSET II (FL), LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2010, AT 10 O’CLOCK A.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4780486 8100	AUTHENTICATION:	7775044

100066458	DATE:	01-25-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division or Corporations
Delivered 10:00 AM 01/25/2010
FILED 10:00 AM 01/25/2010
SRV 100066458 - 4780486 FILE

CERTIFICATE OF FORMATION
OF
OHI ASSET II (FL), LLC

          This Certificate of Formation of OHI Asset II (FL), LLC, dated as of January 25, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, ets eq.)

          FIRST.          The name of the limited liability company formed hereby is OHI Asset II (FL), LLC.

          SECOND.     The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person